UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast

Suite 800

Bellevue, WA 98004

(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Motricity, Inc. (the “Company”) appointed C. Stephen Cordial, a partner at Tatum, a division of SFN Professional Services LLC (“SFNPS”), a consulting and executive services firm, to the position of interim Chief Financial Officer effective August 24, 2011. The Company has engaged Korn/Ferry International to conduct a search for a permanent Chief Financial Officer.

C. Stephen Cordial, age 60, has been a partner in the Seattle practice of Tatum since June 2011. Prior to joining Tatum, Mr. Cordial founded Cordial Consulting and provided consulting services to private and public companies from early 2005 to May 2011. During this time, he held several officer positions, including serving as interim chief financial officer for Natural Products Group, a consumer product company during 2010 and 2011 and Actelis Networks, Inc., a telecommunications equipment manufacturing company during 2008 and 2009. Through Cordial Consulting, he also served in various positions for Callwave Inc., a provider of telecommunications software, including as chief financial officer, principal accounting officer and senior vice president of business strategy from May 2005 to December 2006. Before founding Cordial Consulting, Mr. Cordial served as the chief executive officer and chief financial officer of Somera Communications, Inc., a telecommunications equipment company, as chief financial officer of Xylan Corporation, a data switching solutions company later acquired by Alcatel, and as chief financial officer of PMC-Sierra, Inc. His career includes more than 25 years of operating and financial management experience in the telecommunications and semiconductor industries. Mr. Cordial earned his masters in business administration from Santa Clara University and his bachelor’s degree in economics from Stanford University.

In connection with Mr. Cordial’s appointment, the Company entered into a Interim Services Agreement with SFNPS (the “Services Agreement”) dated August 24, 2011 that sets forth the terms and conditions of the services that Mr. Cordial will provide to the Company. Pursuant to the Services Agreement, the Company will pay SFNPS a fee of $43,400 per month for Mr. Cordial’s services. The Company or SFNPS may terminate the Services Agreement at any time, provided that SFNPS must provide the Company with 15 days advance written notice, subject to certain exceptions. In addition, the Company entered into an indemnification agreement with Mr. Cordial in substantially the form filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1, File No. 333-164471, filed January 22, 2010 and which is attached as an exhibit to the Services Agreement.

The foregoing description of the terms of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Interim Services Agreement between Motricity, Inc. and SFN Professional Services LLC, dated August 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

August 25, 2011	By:	/s/ James R. Smith
(Date)		James R. Smith Interim Chief Executive Officer